NEW IBERIA, LA – NYSE-MKT:TSH - Patrick Little, President and CEO of Teche Holding Company , parent company for Teche Federal Bank, announced that the 2013 Annual Stockholders’ Meeting was held yesterday, January 29, 2013.  At the Meeting, Donelson T. Caffery, Jr., Ernest Freyou and Patrick O. Little, were reelected as directors.  Stockholders also ratified the appointment of Dixon Hughes Goodman LLP as the Company’s auditors for its 2013 fiscal year, approved a non-binding advisory vote on executive compensation and voted to have advisory votes on executive compensation every three years. The Company announced that future advisory votes on executive compensation would be held every three years.
Teche Federal presently operates from its office in New Iberia, Louisiana, and nineteen branch offices in the following cities: Baton Rouge, Bayou Vista, Breaux Bridge, Eunice, Franklin, Houma, Lafayette, Morgan City, New Iberia, Opelousas, and Thibodaux, all within Louisiana.  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE MKT.
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